U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: (DATE OF EARLIEST EVENT REPORTED): November 28, 2007

Commission File Number: 000-31987

TEXHOMA ENERGY, INC.
(Name of Small Business Issuer in its Charter)

NEVADA	20-4858058
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

100 Highland Park Village
Dallas, Texas 75205
(Address of principal executive offices)

(214) 295-3380
(Issuer Telephone Number)

                 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Settlement Agreement

On or about November 28, 2007, Texhoma Energy, Inc. (the “Company”, “we,” and “our”) entered into a Settlement Agreement and Mutual Release (the “Agreement”) by and between the Company, Frank A. Jacobs, our former officer and Director (“Jacobs”), and Jacobs Oil & Gas Limited, a British Columbia corporation (“JOGL” and collectively with Jacobs, the “Jacobs Parties”), Clover Capital, a creditor of the Company (“Clover”), Capersia Pte. Ltd., a Singapore company and a significant shareholder of the Company (“Capersia”), Peter Wilson, an individual and a former Director of the Company (“Wilson”), and Sterling Grant Capital, Inc., a British Columbia corporation, controlled by Mr. Wilson (“SGC” and collectively with Clover, Capersia and Wilson, the “Non-Jacobs Parties,” and with the Jacobs Parties, the “Interested Parties”).  We had various disputes with the Interested Parties relating to the issuances of and transfers of various shares of our common stock and various of the Interested Parties had alleged that we owed them consideration (the “Disputes”).  We entered into the Agreement to settle the Disputes with the Interested Parties.

In consideration for the Company agreeing to enter into the Agreement, the Jacobs Parties agreed to the following terms: the Jacobs Parties would return to the Company for cancellation 5,000,000 of the 7,500,000 shares purchased by Jacobs in March 2006 (the “Jacobs Shares”); all debt owed by Texhoma to the Jacobs Parties, known or unknown, was discharged and forgiven, including the total outstanding amount of the approximately $500,000 Promissory Note owed to Frank A. Jacobs by the Company (the “Jacobs Note”); the Company owes Jacobs no rights to contribution and/or indemnification in connection with Jacobs employment with the Company; Jacobs agreed to certify the accuracy and correctness of the Company’s previously prepared annual and interim financial statements and periodic reports, relating to the time period of his employment from approximately January 2005 to June 2007; the Jacobs Parties agreed they have no interest in and will not interfere with the issuance of or any subsequent transfers of shares to or from Lucayan Oil and Gas Investments, Ltd. (the “LOGI Shares”), a Bahamas corporation; Jacobs agreed to use his best efforts to answer the Company’s questions and produce documents in the future regarding operations and financials of the Company; Jacobs agreed that he no longer holds any exercisable options of the Company; the Voting Agreement entered into between various parties in June 2007, including Jacobs, remains in full affect and force against Jacobs; and Jacobs has no interest in any shares other than the aforementioned 2,500,000 shares.

Additionally, in consideration for the Company agreeing to enter into the Agreement, the Non-Jacobs Parties agreed to the following terms: any and all debts owed by Texhoma to Clover, which purportedly totaled approximately $60,000, Capersia, which purportedly totaled $60,000 or any of the Non-Jacobs Parties (including approximately $20,000 purportedly owed to Wilson) was discharged and forgiven; the Non-Jacobs Parties agreed that they have no interest in and will not interfere with the issuance of the LOGI Shares; the Voting Agreement remains in full force and effect against Capersia; and in connection with the 30,000,000 shares of Company stock in Capersia’s possession received through Texhoma’s previous purchase of a 40% interest in Black Swan Petroleum Pty. Ltd. (the “Capersia Shares”), Capersia will not transfer shares in excess of 2% of Texhoma’s then outstanding shares in any three (3) month period, until the second anniversary of the Agreement.

Lastly, in consideration for the Jacobs Parties and the Non-Jacobs Parties agreeing to the terms of the agreement, Texhoma agreed to the following terms: Jacobs will retain the remaining 2,500,000 shares of Company stock and Capersia will retain the aforementioned 30,000,000 shares of Company stock free and clear of any claims to such shares by the Company; and JOGL shall retain all rights to the 200,000 shares of Morgan Creek Energy Corp. (“Morgan Creek”) shares held in trust by JOGL as collateral for a promissory note issued to JOGL by the Company (the “Jacobs Note” and “Morgan Creek Shares”), the Company will release all claims to said shares or any additional shares of Morgan Creek that the Company may be due as a result of stock splits or share distributions.

Further, pursuant to the Agreement, the Interested Parties agreed to release the Company from  any and all rights, obligations, claims, demands and causes of action, known or unknown, asserted or unasserted relating to the Disputes or the Company or its current or former Directors, and the Company agreed to release the Jacobs Parties and the Non-Jacobs Parties from any and all rights, obligations, claims, demands, and causes of action arising from or relating to the Capersia Shares, Jacobs’ employment with the Company, the Jacobs Note, the Jacobs Shares, the Morgan Creek shares, and the LOGI Shares.

As a result of the Agreement, the Company was able to settle approximately $640,000 in debt which it purportedly owed to the various Interested Parties and to settle any and all other claims with such parties, in return for the consideration discussed above, which mainly consisted of assigning the rights to the 200,000 shares of Morgan Creek Energy Corp. stock to Frank A. Jacobs, which shares had an approximate value of $92,000 based on the trading price of Morgan Creek Energy Corp.’s common stock on the date of the Agreement of $0.46.

Sale of Units

On or about November 28, 2007, we agreed to sell $250,000 in Units (as defined below under Section 3.02) to an offshore investor, of which $125,000 were immediately sold, and an additional $125,000 were agreed to be purchased on or before December 15, 2007.  The Units are described in greater detail below under Section 3.02.

ITEM 3.02.	UNREGISTERED SHARES OF EQUITY SECURITIES.

On or about November 28, 2007, we entered into a Subscription Agreement with Pagest Services SA, a Swiss Company, pursuant to which we agreed to sell two units consisting of $125,000 in Convertible Promissory Notes with a conversion price of $0.0125 per share, convertible at the option of Purchaser, into the Company’s common stock, and Class A and Class B Warrants to purchase 5,000,000 shares of common stock with an exercise price of $0.02 and $0.03 per share, respectively, exercisable for a period of two years from the date of the Subscription Agreement (the “Units”).  One Unit was sold immediately to the Purchaser, and one Unit will be sold to Purchaser on or before December 15, 2007.  The Convertible Promissory Notes bear interest at the rate of 2% per annum, until paid in full, which amount will increase to 15% per annum, upon the occurrence of an Event of Default (as defined in the Convertible Promissory Notes).  The Convertible Promissory Notes are due on the first anniversary of the date they are sold, with the first $125,000 in Convertible Promissory Notes being due on November 28, 2008, unless converted into shares of our common stock.  In the event that our common stock trades on the market or exchange on which it then trades, at a trading price of more than $0.02 per share, for any 10 day trading period, the Convertible Promissory Note will automatically convert into shares of our common stock at the rate of one share for each $0.0125 owed to the subscriber.  We also agreed to provide the subscriber piggy-back subscription rights in connection with the sale of the Units.

We claim an exemption from registration afforded by Regulation S of the Securities Act of 1933, as amended ("Regulation S") for the above issuances since the issuances were made to a non-U.S. person (as defined under Rule 902 section (k)(2)(i) of Regulation S), pursuant to an offshore transaction, and no directed selling efforts were made in the United States by us, a distributor, any respective affiliates, or any person acting on behalf of any of the foregoing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit
10.1*	Settlement Agreement and Mutual Release

* Filed herewith.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TEXHOMA ENERGY, INC.

/s/ Daniel Vesco
Daniel Vesco
Chief Executive Officer

                December 6, 2007